Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

MASTER PRODUCT PURCHASE AGREEMENT

This Agreement is made and entered into as of this 15th day of November, 2013 (“Effective Date”) by and between Smart Sand, Inc. a Delaware Corporation, with a place of business at 1010 Stony Hill Rd., Suite 175, Yardley, Pennsylvania 19067 (“Smart Sand”) and EOG Resources, Inc., a Delaware corporation, with a place of business at 421 W. 3rd Street, Suite 150, Fort Worth, Texas 76102 (“EOG”).

RECITALS

A.    Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B.    Whereas, Smart Sand and EOG desire to enter into an agreement setting forth the terms under which Smart Sand will mine, process and sell such products to EOG, based on firm monthly and yearly commitments as more particularly described herein, from Smart Sand’s mine and processing facility located in Oakdale, Wisconsin.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1.    Products, Forecasts and Quantity Commitments

1.1    Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1) of this Agreement, Smart Sand agrees to sell and deliver to EOG, and EOG agrees to purchase and accept from Smart Sand, *** frac sand products (or other size Products on an as agreed basis) mined and processed at Smart Sand’s facility in Oakdale, Wisconsin based on the specifications (the “Specifications”) set forth in Appendix A attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), and based on the product mix specified in Appendix B attached hereto and incorporated by reference, subject to the tonnage requirements as follows:

Contract Year	Minimum Tons per Year
1	***
2	***
3	***
4*	***
5*	***
6*	***

Contract Years 1, 2 and 3 constitute the “Initial Term”.

*    Indicates years that are only applicable in the event EOG exercises its options under Section 7.1 of this Agreement.

†    Indicates amounts subject to adjustment upon exercise of EOG’s additional purchase options, as set forth Section 1.8. “Minimum Tons per Year” shall mean the tons of Product EOG commits to purchase during a Contract Year, whether the base volume or through the exercise of the Options.

1.2    For purposes of this Agreement, a “Contract Year” shall mean (i) the period beginning on the Effective Date and ending at 11:59 p.m. on the day immediately preceding the one year anniversary of the Effective Date and (ii) for each other Contract Year during the Term, the annual period beginning on applicable anniversary of the Effective Date and ending at 11:59 p.m. on the day immediately preceding the one year anniversary of the commencement of the applicable annual period. For the avoidance of doubt, if the Effective Date is November 1, 2013, then Contract Year 1 will consist of November 1, 2013 through October 31, 2014, Contract Year 2 will consist of November 1, 2014 through October 31, 2015, Contract Year 3 will consist of November 1, 2015 through October 31, 2016, and continuing in this manner until the expiration of the Term.

1.3    Except as otherwise agreed by the parties, EOG shall provide Smart Sand with an initial *** non-binding forecast for all Product requirements prior to the first month of delivery in the first Contract Year hereunder for each quarter. On a monthly basis, after issuance of the initial *** forecast as specified above, and on or before the first day of each ensuing calendar month, EOG shall update its forecast to maintain a *** rolling forecast (each such forecast, a “Forecast”).

1.4     In no event will Smart Sand be required to provide to EOG in any given month during the Term an aggregate quantity of Products exceeding *** tons during Contract Year 1 and *** tons during and after Contract Year 2; provided, however, that if EOG exercises its options to purchase additional Products, as set forth in Section 1.8, then the foregoing maximum monthly amount shall be increased by *** of the Minimum Tons per Year EOG elects to purchase. EOG shall have the first right, but not the obligation, to purchase additional *** (over and above the *** ton or *** ton annual commitment, as applicable) Product each Contract Year, under the terms and at the price provided for herein, during the Term of this Agreement (the “Right of First Refusal”). Smart Sand may only sell such quantities of *** Product to third parties as are specifically refused by EOG in writing; provided, however, that EOG shall have no right to specify price or other commercial terms of such third party sales as a condition of its refusal. Any refusal of sand or partial waiver of EOG’s Right of First Refusal (regardless of whether such refusal or partial waiver is for a specified quantity in tons of Product, period of time or otherwise) shall not terminate EOG’s Right of First Refusal for any and all sand not specifically refused or waived by EOG in writing. Smart Sand may only sell *** to third parties, pursuant to *** (the “Third Party Products”), if Smart Sand has first provided EOG with written notice of its intent to enter into a third party agreement(s) and EOG has subsequently provided Smart Sand with written notice of its election not to exercise its Right of First Refusal prior to Smart Sand and such third parties entering into such agreement(s). In the event EOG elects, in writing, not to exercise its Right of First Refusal, EOG may only exercise the Right of First Refusal in each Contract Year for the amount of *** equal to *** tons minus the aggregate Third Party Products that Smart Sand has committed to sell for such Contract Year minus the Minimum Tons per Year EOG elects to purchase in such Contract Year.

1.5    Notwithstanding anything in this Agreement to the contrary, in the event that EOG purchases less than the Minimum Tons per Year stated in Section 1.1 above during any Contract Year during the Term and has not, ***, purchased an amount exceeding *** (“Prior Excess”) by an amount greater than or equal to any such shortfall, EOG shall pay to Smart Sand, on or before the date which is *** after receipt of an invoice from Smart Sand, an amount (a “True-Up Payment”) equal to (i) the applicable Contract Price (as determined pursuant to Appendix C attached hereto and incorporated by reference) for the applicable Contract Year multiplied by the difference between the applicable Minimum Tons per Year stated above and the actual tons purchased by the EOG during such Contract Year (“Actual Tons”) for any Product below the cumulative initial *** tons EOG committed to purchase; (ii) plus *** multiplied by the difference between the Minimum Tons per Year and *** Tons for any Product above the cumulative initial *** tons EOG committed to Purchase; (iii) minus the Prior Excess multiplied by the applicable Contract Price; provided, however, that EOG may choose to defer payment of a True-Up Payment by applying the net tons for the applicable Contract Year to the Tonnage Deferment Amount (as defined in Section 1.6 below), provided that the aggregate amount of net tons applied to the Tonnage Deferment Amount during the Initial Term does not exceed the Maximum Deferment Amount (as defined in Section 1.6).

1.6    For purposes of this Agreement, the “Tonnage Deferment Amount” shall mean, at any given time during the Initial Term or Renewal Term, the aggregate amount of net tons that have been applied by EOG to the Tonnage Deferment Amount, in accordance with Section 1.5 above, in an amount not to exceed *** of the committed annual volume of Product (the “Maximum Deferment Amount”). For example, (a) during Contract Year 1 the Maximum Deferment Amount will be *** tons, (b) commencing on Contract Year 2 (and assuming that EOG does not exercise the Options (as defined in Section 1.8(A)), the Maximum Deferment Amount will be *** tons, and (c) if EOG exercises the Options, the Maximum Deferment Amount will be ***. Within *** after completion of the Initial Term or Renewal Term, whichever is later, EOG shall pay to Smart Sand (the “Deferment Payment”) an amount equal to the sum of (i) the net tons applied to the Tonnage Deferment Amount during the Term which remain deferred upon expiration of the Term, if any, multiplied by (ii) the Contract Price in effect upon completion of the Term.

1.7    Upon payment of the Deferment Payment, EOG shall have twelve (12) months to take delivery of the deferred Products. Smart Sand shall deliver to EOG the Products that have been and remain deferred pursuant to the Tonnage Deferment Amount, under a reasonable and mutually agreeable delivery schedule. If EOG does not timely take delivery of some or all of such Products, EOG shall not be entitled to any refund of all or any portion of the Deferment Payment made to Smart Sand and EOG shall forfeit any title to or right to receive the amount of Products that EOG has chosen not to receive.

1.8    Smart Sand will construct a new sand dry processing plant located in Oakdale, Wisconsin (the “New Facility”), which must commence operations no later than the beginning of Contract Year 2.

(A)    Commencing on the first day of Contract Year 2 and continuing until the *** after the commencement of Contract Year 3 (the “Options Exercise Period”), EOG shall have the options to purchase up to an additional *** tons of *** Products per year for the remainder of the Initial Term, which EOG may exercise by providing written notice to Smart Sand prior to the expiration of the Options Exercise Period (the “Options”). If EOG exercises its Options, EOG will be committed for the remainder of the Initial Term to the Minimum Monthly Volumes set forth in Appendix B at “Options Exercise”, subject to adjustment as provided in (B) below. In the event EOG exercises its rights to renew this Agreement for the first, second or third Renewal Term, as applicable, EOG shall, at the time of delivery of EOG’s written notice(s) to Smart Sand of EOG’s intent to renew, provide Smart Sand with written notice of the amount of Product that EOG will commit to purchase during the following one year Renewal Term; provided, however, EOG may not increase or decrease its Minimum Tons per Year for the following Renewal Term by more than *** of the Minimum Tons per Year EOG committed to purchase in the prior Contract Year; provided, further, that in no event shall the Minimum Tons per Year be less than *** tons.

(B)    If the New Facility is not capable of producing the then-applicable Minimum Monthly Volumes, as set forth in Appendix B, then: (i) if such incapability occurs during or after Contract Year 2 and the Options has not been exercised, (a) the price of Products, during the period commencing on the first day of Contract Year 2 and ending on the day in which the New Facility is capable of producing *** tons of Products per month, shall be *** per ton, subject to any increases provided for in Appendix C, and (b) the commitment to purchase Products shall be reduced for Contract Year 2 and each subsequent Contract Year until the New Facility is capable of producing *** tons of Product per month, by an amount equal to *** divided by 365 multiplied by the number of days between the beginning of the applicable Contract Year and the day in which the New Facility is capable of producing *** tons of Product per month; or (ii) if such incapability occurs during or after Contract Year 2 and after the Options have been exercised (if such exercise occurs), (a) the price of Products, during the period commencing on the first day of Contract Year 2 and ending on the day in which the New Facility is capable of producing *** of the tons of Products EOG elects to purchase in a Contract Year per month, shall be *** per ton, subject to any increases provided for in Appendix C, and (b) the commitment to purchase Products after exercise of the Options shall be reduced in the first Contract Year in which the applicable option is exercised, and each subsequent Contract Year until the New Facility is capable of producing *** of the tons of Product EOG elects to purchase in a Contract Year per month, by an amount equal to the difference between the amount of Product EOG elects to purchase in a Contract Year and *** divided by 365 multiplied by the number of days between the beginning of the Contract Year and the day in which the New Facility is capable of producing *** of the tons of Product EOG elects to purchase in a Contract Year per month.

(C)    The parties intend and agree that the Options and the Right of First Refusal are for commercial convenience, based on EOG’s need for the Product, and are not intended to be regulated as options under the Commodity Exchange Act, as amended by the Dodd–Frank Wall Street Reform and Consumer Protection Act.

1.9    EOG shall issue purchase orders or other mutually agreeable documentation to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order.

1.10    The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by EOG. The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of EOG and Smart Sand shall not apply to any order. EOG and Smart Sand agree that any purchase order issued, acknowledgment form, invoice or other business form of EOG or Smart Sand is for quantity and timing purposes only, and such documents do not form the basis of any contract.

2.    Price and Payment Terms

2.1    The pricing for the Products for each Contract Year shall be as set forth on Appendix C attached hereto and incorporated herein by reference (“Contract Price”). Smart Sand agrees that all Products ordered by EOG will be loaded onto EOG supplied railcars and shipped as specified in the purchase order or other mutually agreeable documentation, provided, however, that (i) EOG agrees to comply with all reasonable freight scheduling mechanisms and timeframes designated by Smart Sand in writing to EOG from time to time, and (ii) all railcars supplied by EOG will be set up to receive unpackaged Products, and delivery of the Products shall occur upon the transfer of Products into the applicable railcar via a delivery chute. Delivery will be, and all prices are quoted, FCA Smart Sand’s rail spur facility located in Oakdale, Wisconsin, Incoterms 2010. For the avoidance of doubt, all rail and shipping costs, including, without limitation, insurance costs, shall be borne exclusively by EOG. The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth in Appendix C.

2.2    Unless separately stated otherwise on an invoice, prices quoted by Smart Sand do not include sales, VAT, use or similar taxes. And such taxes, fees, duties, and customs charges imposed on Smart Sand, except for income, profits, franchise or other such taxes, in the country or area of operations shall be reimbursed to Smart Sand by EOG, unless an exemption from the Wisconsin state and local sales tax is applicable. The provisions of this clause shall continue after termination of this Agreement.

2.3    Smart Sand shall invoice EOG upon shipment of Products. Payment by EOG shall be due and payable within *** after the date of invoice. Past due invoices are subject to a monthly service charge at a rate equal to the lesser of *** per month or the maximum rate from time to time permitted by applicable law.

2.4    Upon placing this instrument with an attorney for collection of undisputed past due payments or repossession of Products, EOG shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other taxable expenses incurred by Smart Sand to enforce the terms and conditions stated herein.

3.    Specifications

In the event EOG desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing. Smart Sand must agree to any such changes in writing prior to amendment of the Specifications. Smart Sand shall notify EOG of any adjustment to the Contract Prices resulting from the changes to the Specifications requested by EOG. EOG must agree to the adjustment to the Contract Prices in writing prior to any amendment of the Specifications.

4.     Delivery

4.1    The Products shall be delivered in accordance with Section 2.1 of this Agreement. EOG may store up to *** railcars (*** railcars after exercise of the Options) at Smart Sand’s Oakdale, Wisconsin facility to be used solely to “hook and haul” (i.e. one-half of the cars will be dropped off empty and one-half of the cars will be promptly removed) the Products. Smart Sand reserves the right to charge EOG a storage fee of *** per car per day for any EOG controlled rail car that remains at Smart Sand’s rail facility longer than *** after the complete unit train (approximately ***) is fully loaded with Product, which amount shall increase to *** per car per day for any car that remains at Smart Sand’s rail facility longer than *** after being fully loaded with Product.

4.2    In the event that, during a consecutive *** period, Smart Sand is unable to supply an average of at least *** of the Products requested by EOG and provided that Smart Sand’s inability to supply is not the result of an Excusable Delay under Section 9 below that continues for a period of less than ***, then EOG shall have the option, but not the obligation, to reduce the Minimum Tons per Year EOG is obligated to purchase to the Minimum Tons per Year that Smart Sand is capable of supplying, and the Minimum Monthly Volume EOG is obligated to purchase shall be reduced accordingly. In the event Smart Sand becomes capable of producing the original Minimum Tons per Year (the Minimum Tons per Year EOG committed to purchase prior to being reduced by EOG) not later than *** after EOG elects to reduce the Minimum Tons per Year, EOG shall have the option, but not the obligation, to increase the Minimum Tons per Year back to the original Minimum Tons per Year, proportionately reduced by the number of days in which the Minimum Tons per Year were reduced.

5.    Inspection

Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D attached hereto and incorporated by reference for compliance with the Specifications. Smart Sand shall retain all testing records for a period of *** and shall, at EOG’s request, supply to EOG a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy. Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by EOG can be made at the point of loading. EOG may, at its expense, have a representative at Smart Sand’s facility for the purpose of such inspection. Any Products not conforming to Specifications as determined by the testing procedures set forth on Appendix D prior to delivery are hereby rejected. Any such Products shall promptly be replaced by Smart Sand at no expense to EOG.

6.    Warranty

6.1    Smart Sand warrants to EOG that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D with respect to each Product. All Products delivered to EOG shall meet the Specifications.

6.2    EOG acknowledges that Products may become damaged by improper handling after leaving Smart Sand’s facility or terminal and that Smart Sand shall have no obligation to replace such damaged Products, except to the extent such damage is caused, in whole or in part, by the negligence or willful acts of Smart Sand, and its employees, contractors, agents and representatives.

6.3    THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7.    Term and Termination

7.1    This Agreement shall become effective as of the date hereof (the “Effective Date”), and shall expire at 11:59 p.m. on the last day of Contract Year 3 (the “Term”) unless sooner terminated as provided herein. This Agreement may be renewed by EOG for three additional one-year terms (each a “Renewal Term”, and together with the Initial Term, collectively, the “Term”) upon delivery of written notice to Smart Sand of EOG’s intent to renew no later than ninety (90) days prior to the expiration of the Initial Term, or first or second

Renewal Term, as applicable. If the EOG exercises its right to renew the agreement for the first Renewal Term but does not exercise its right for a second Renewal Term, the Agreement shall expire at 11:59 p.m. on the last day of Contract Year 4 and there shall be no further right of renewal. If the EOG exercises its right to renew the Agreement for the first and second Renewal term but does not exercise its right for a third Renewal Term, the Agreement shall expire at 11:59 p.m. on the last day of Contract Year 5 and there shall be no further right of renewal. If the EOG exercises its right to renew the Agreement for the first, second and third Renewal Term but does not exercise its right for a fourth Renewal Term, the Agreement shall expire at 11:59 p.m. on the last day of Contract Year 6 and there shall be no further right of renewal.

7.2    (a) Either party may terminate this Agreement, immediately upon written notice to the other party, (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) days (fifteen (15) for the nonpayment of money) after receipt of written notice thereof from such other party or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy of similar proceeding is brought by or against such other party and involving such other party is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

(b) If an Excusable Delay set forth in Section 9 continues for a period of at least ninety (90) days then the party not claiming Excusable Delay may, at its option, immediately upon written notice to the other party, elect to terminate this Agreement.

7.3    In the event of termination of this Agreement as provided in Section 7.2, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto; provided, that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement or any fraud and (ii) the provisions of this Section 7.3 (Effect of Termination) and Sections 8 (Confidentiality), 10 (Limitation of Liability), 11 (Notices), 12 (Resolution of Disputes) and 15 (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

7.4    Notwithstanding the anything to the contrary in Section 7.3, in the event EOG terminates this Agreement pursuant to Sections 7.2(a)(i) or (ii), or either party terminates this Agreement pursuant to Section 7.2(b), EOG shall pay, within thirty (30) days of the receipt of an invoice from Smart Sand, all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination. In the event Smart Sand terminates this Agreement pursuant to Sections 7.2(i) or (ii), EOG shall pay, within thirty (30) days of the receipt of an invoice from Smart Sand, an amount equal to:

(A)	all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination; plus

(B)	an amount equal to: (i) *** multiplied by the difference between *** and the actual tons purchased by the EOG during the Term, plus (ii) ***multiplied by the difference between the amount of tons in excess of *** that EOG has committed to purchase during the Term and the actual tons in excess of *** purchased by EOG during the Term. Notwithstanding the foregoing, in the event EOG makes any Deferred Payment(s) and/or True-Up Payment(s) during the Term, it shall be treated as though the net tons applied to or relating to such payments were delivered by Smart Sand and purchased and received by EOG.

For example, if upon termination, (i) EOG previously purchased *** tons of Product during the Term but failed to purchase and receive *** tons, then EOG shall pay Smart Sand *** times *** tons for total liquidated damages of ***, or (ii) EOG previously purchased *** tons of Product during the Term but had committed to purchasing *** tons of Product, then EOG shall pay Smart Sand *** times *** tons for total liquidated damages of ***.

8.	Confidentiality

8.1    The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party’s business, including but not limited to this Agreement and in particular the price terms (together the “Confidential Information”). Each party agrees that it will keep the Confidential Information of the other party disclosed to it and the existence of this Agreement in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not knowingly disclose, directly or indirectly, any item of Confidential Information or the existence of this Agreement, or any part thereof, to any person, without the prior written consent of the disclosing party, except only to those of the recipient’s employees, contractors, agents and representatives who need to know the same in the performance of their duties for the recipient in connection with this Agreement. Notwithstanding anything herein to the contrary, the parties may disclose this Agreement, including the price terms, to (i) third-parties who own working interests in oil and/or gas wells where the Product is delivered and/or used, (ii) their attorneys, (iii) their bankers and lenders to the extent necessary to comply with loan covenants and disclosure requirements imposed by their loan documents, (iv) their accountants and auditors, and (v) to any government authority in accordance with any law, rule or regulation.

8.2    The parties’ non-disclosure obligations restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item: (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient.

9.	Excusable Delay

Upon providing the other party notice and reasonably full particulars of an event of force majeure (as described below) in writing, within a reasonable time after the occurrence of such event of force majeure, such party shall not be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, labor disputes, strike, shortage of utilities, material or labor, delay in transportation, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities, government-mandated facility shutdowns or limitations, acts of God or the public enemy, or any other act or event of any nature reasonably beyond such party’s control. In such circumstances, the party not claiming force majeure may, at its option, elect to cancel the portion of any order subject to such delay by providing to the other party prompt written notice of its election, provided that, such cancellation shall apply only to that portion of the order affected by the foregoing circumstances and the balance of the order shall continue in full force and effect. Notwithstanding anything in this Agreement to the contrary, if Smart Sand’s production capacity is impaired as a result of one or more of the foregoing events of force majeure, then the Minimum Tons per Year, for the Contract Year(s) in which the event(s) of force majeure occur, shall be reduced by an amount equal to the Minimum Tons Per Year divided by 365 multiplied by the number of days in the Contract Year that Smart Sand’s production capacity is impaired as a result of such event(s) of force majeure.

10. LIMITATION	OF LIABILITY.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.	Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax, by certified or registered mail, postage prepaid, return receipt requested, or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:	Smart Sand, Inc.
1010 Stony Hill Rd., Suite 175
Yardley, Pennsylvania 19067
Attention: Andrew Speaker
Facsimile: 215.295.7911

With a copy to:	Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, NJ 08648
Attn: James D. Young
Facsimile: 609.896.1469

To EOG:	EOG Resources, Inc.
19100 Ridgewood Parkway, Bldg. 2
San Antonio, Texas 78259
Attn: Bobby Sanders
Facsimile: 210.403.7805

With a copy to:	EOG Resources, Inc.
421 W. 3rd Street, Suite 150
Fort Worth, Texas 76102
Attn: General Manager, Shared Services

12.	Resolution of Disputes

Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable law; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder. The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure.

13.	Compliance with Law

13.1    Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, reasonable attorneys’ fees, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

13.2    Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

14.	Assignment

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (to the extent this Agreement is assignable). Neither party may assign or otherwise transfer this Agreement in whole or in part, assign any of its rights hereunder nor delegate any of its obligations hereunder without the prior written consent of the other party. Any such prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.	Miscellaneous.

15.1    This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiation, commitments and understandings of the parties. This Agreement may not be changed or amended except by a writing executed by both parties hereto.

15.2    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without giving effect to that state’s conflicts of laws principles or choice of law rules. Venue for the resolution of all disputes hereunder shall exclusively be in a state or federal court of competent jurisdiction in Houston, Harris County, Texas.

15.3    No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing of subsequent waiver.

15.4    The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration.

15.5    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

15.6    The headings herein are for reference purposes only and are not to be considered in construing this Agreement.

15.7    If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the intent of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.		EOG Resources, Inc.

By:	/s/ Andrew Speaker	By:	/s/ William R. Thomas
Name:	Andrew Speaker	Name:	William R. Thomas
Title:	CEO	Title:	President & CEO

APPENDIX A

Specifications

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size -***	***
% In Size -***	***
% In Size -***	***
100 Mesh Frac Sand % In Size -***	*	**
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX B

Product Mix Parameters

The Products sold hereunder shall consist entirely of *** size and the minimum monthly volume during the Term shall be as follows:

Minimum Monthly Volumes (Tons)
Base Volume (Contract Year 1)	***
Base Volume (Contract Year 2 and thereafter)	***
Options Exercise	*** of the amount of Product EOG elects to purchase each Contract Year

EOG and Smart Sand acknowledge that they may, but are not obligated to, agree to substitute other size Products (i.e., ***) for Products contemplated to be purchased pursuant to this Agreement if such other Products are available for sale and EOG and Smart Sand can agree upon a price for the same.

APPENDIX C

Product Pricing

Contract Prices are the sum of annual Base Prices and Quarterly fuel surcharges, as detailed below. Pricing for shipments each month should be based on the Contract Prices for the most recent quarter.

1)	Base Prices are as follows:

Product	Base Prices ($ / Ton) aggregate amount of Product ordered during Contract Term of 1 to *** tons	Base Prices ($ / Ton) aggregate amount of Product ordered during Contract Term of *** tons and above
*** Frac Sand	***	***

The foregoing prices are subject to adjustment as provided in Section 1.8(B). Commencing at the beginning of Contract Year 4 (if the Term is extended pursuant to Section 7.1) and continuing for each Contract Year thereafter if any, Base Prices will be increased annually in an amount equal to the year over year increase in the Consumer Price Index for All Urban Consumers (CPI-U) – All items, as reported by the U.S. Bureau of Labor Statistics.

2)	Quarterly diesel and natural gas/propane fuel surcharges adjustments, starting on the first quarter of Contract Year 1, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Average Natural Gas Price (ANGP) as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter is above the Bench Mark, set at *** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the agreement. A surcharge of *** per ton for every *** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the ANGP for a prior quarter averages *** per MMBTU, the surcharge will be *** per ton for the following quarter.

As an example, if the average of the monthly closes of NYMEX natural gas for January, February and March is ***, then *** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is *** or less, then $0 will be added to the Base Price for July August and September.

[Appendix C continues on following page]

Propane Surcharge: A Propane Surcharge will be applied if the Average Quarterly Mont Belvieu, TX Propane Spot Price (AMBTX) as listed on WWW.EIA.GOV (http://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=pet&s=eer_epllpa_pf4_y44mb_dpg&f=m)

for the preceding calendar quarter is above the Bench Mark, set at *** per gallon of Propane ((Month 1 Average + Month 2 Average + Month 3 Average)/3=AMBTX), and shall be adjusted at the end of each calendar quarter for the duration of the agreement. A surcharge of *** per ton for every *** per gallon increase in the AMBTX for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the AMBTX for a prior quarter averages *** per Gallon, the surcharge will be *** per ton for the following quarter.

As an example, if the average of the monthly closes of Mont Belvieu, TX Propane Spot for January, February and March is ***/gallon, then *** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is ***/gallon or less, then $0 will be added to the Base Price for July August and September.

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix A. All testing shall be conducted during periods when Smart Sand’s facility in Oakdale, Wisconsin (or any other facility owned and operated by Smart Sand during the Term, as the case may be), is operational and not during down time. Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

1.	***

2.	***

3.	***

4.	***

EOG or its representative(s) may be present to witness the testing and may, at EOG’s cost, conduct its own testing.